As filed with the Securities and Exchange Commission on May 9, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDEN WEST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2080059
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1901 Harrison Street, Oakland, CA 94612

(Address of principal executive offices) (Zip Code)

GOLDEN WEST FINANCIAL CORPORATION 2005 STOCK INCENTIVE PLAN

(Full title of the Plan)

WILLIAM C. NUNAN

GOLDEN WEST FINANCIAL CORPORATION

1901 Harrison Street, Oakland, CA 94612

(Name and address of agent for service)

(510) 446-6000

(Telephone number, including area code, of agent for service)

Copy to:

MARK R. LEVIE, ESQ.

ORRICK, HERRINGTON & SUTCLIFFE LLP

405 Howard Street, San Francisco, CA 94105

(415) 773-5700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01 par value per share (2005 Stock Incentive Plan)	25,000,000	$62.73	$1,568,250,000	$184,583

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Golden West Financial Corporation 2005 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($63.17) and low ($62.29) prices per share of Common Stock of Golden West Financial Corporation on May 2, 2005, as reported by the New York Stock Exchange.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus provided to Plan participants is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a.	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

b.	All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report; and

c.	Description of the Registrant’s common stock contained in a registration statement filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Article 9 of the Registrant’s Restated Certificate of Incorporation contains provisions permitted under the Delaware General Corporate Law (“DGCL”) relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or (iv) any transaction from which the director derives an improper personal benefit. No amendment or repeal of Article 9 will affect the liability of a director for acts or omissions occurring prior to such amendment or repeal.

As authorized by Section 145 of the DGCL, Section 8 of Article V of the Registrant’s Bylaws provide for indemnification of directors and officers in certain cases. A director or officer of the Registrant (i) must be indemnified by the Registrant for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he or she is not successful, if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant (and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was not lawful), and (iii) must be indemnified by the Registrant for expenses of a derivative action, even if he or she is not successful, if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to the Registrant, unless a court determines that, despite such adjudication but in view of the circumstances, he or she is entitled to indemnification of such expenses. The Registrant’s bylaws further provide that the Registrant may purchase insurance on behalf of its directors and officers whether or not it would have the power to indemnify them against such liability.

The Registrant has entered into indemnity agreements with each of its directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Restated Certificate of Incorporation and Bylaws and to provide additional procedural protections.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Name
4.1 (a)	Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

4.2 (b)	Bylaws, as amended, are incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is included on signature page of this Registration Statement.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on May 9, 2005.

GOLDEN WEST FINANCIAL CORPORATION

By:	/s/ William C. Nunan
William C. Nunan
Group Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Golden West Financial Corporation, a Delaware corporation, do hereby constitute and appoint Russell W. Kettell, William C. Nunan, and Michael Roster, or any of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ HERBERT M. SANDLER Herbert M. Sandler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 9, 2005

/s/ MARION O. SANDLER Marion O. Sandler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 9, 2005

/s/ RUSSELL W. KETTELL Russell W. Kettell	President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 9, 2005

/s/ WILLIAM C. NUNAN William C. Nunan	Chief Accounting Officer and Group Senior Vice President (Principal Accounting Officer)	May 9, 2005

/s/ LOUIS J. GALEN Louis J. Galen	Director	May 9, 2005

/s/ ANTONIA HERNANDEZ Antonia Hernandez	Director	May 9, 2005

/s/ MARYELLEN C. HERRINGER Maryellen C. Herringer	Director	May 9, 2005

/s/ PATRICIA A. KING Patricia A. King	Director	May 9, 2005

Signatures	Title	Date
/s/ BERNARD A. OSHER Bernard A. Osher	Director	May 9, 2005

/s/ KENNETH T. ROSEN Kenneth T. Rosen	Director	May 9, 2005

/s/ LESLIE TANG SCHILLING Leslie Tang Schilling	Director	May 9, 2005

EXHIBIT INDEX

Exhibit Number	Name
4.1 (a)	Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

4.2 (b)	Bylaws, as amended, are incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is included on signature page of this Registration Statement.